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As filed with the Securities and Exchange Commission on July 10, 2000

Registration No. 333-30732

U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-4/A
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

MERRILL CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	2750	41-0946258
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

See table of additional registrants on next page

One Merrill Circle
St. Paul, Minnesota 55108
Telephone No.: (651) 646-4501
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

Steven J. Machov
Vice President, General Counsel and Secretary
Merrill Corporation
One Merrill Circle
St. Paul, Minnesota 55108
Telephone No.: (651) 646-4501
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
Amy E. Culbert
Oppenheimer Wolff & Donnelly LLP
45 South Seventh Street, Suite 3300
Minneapolis, Minnesota 55402
(612) 607-7000

    Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

    We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

    The purpose of this Post-Effective Amendment No. 1 to Merrill's Registration Statement on Form S-4 is to include alternate pages to the complete prospectus relating to the exchange offer, which pages will be included in a separate prospectus relating solely to the market-making transactions in the exchange notes to be conducted by Donaldson, Lufkin & Jenrette Securities Corporation. This separate prospectus is referred to herein as the "market-making prospectus." The prospectus relating to the exchange offer is referred to herein as the "exchange offer prospectus." The alternate pages to be inserted in the market-making prospectus include alternate front and back cover pages, an alternate "Risk Factors—No public trading market for the notes exist" section, an alternate "Use of Proceeds" section and an alternate "Plan of Distribution" section. In addition, the market-making prospectus will include references merely to "notes" instead of to "old notes" and "exchange notes" and will not include the following captions (or the information set forth under such captions) in the exchange offer prospectus: "Prospectus Summary—Summary of the Terms of the Exchange Offer," "The Exchange Offer" and "Material United States Federal Income Tax Considerations." All other sections of the exchange offer prospectus will be included in the market-making prospectus.

[ALTERNATE FRONT COVER FOR MARKET-MAKING PROSPECTUS]

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS                SUBJECT TO COMPLETION, DATED JULY 10, 2000

$140,000,000 12% SERIES B SENIOR SUBORDINATED NOTES DUE 2009

The Company:

  •
  We are a diversified communications and document services company applying advanced information systems and intranet/ Internet technology to provide a broad range of services to our financial, legal and corporate clients.

  •
  Merrill Corporation
  One Merrill Circle
  St. Paul, Minnesota 55108
  (651) 646-4501

  •
  We were acquired in November 1999 by a group of investors, including DLJ Merchant Banking Partners II, L.P.

The Senior Subordinated Notes:

  •
  The notes mature on May 1, 2009.

  •
  Interest payments are due semi-annually in cash in arrears on May 1 and November 1.

  •
  The notes are guaranteed by our existing wholly-owned domestic restricted subsidiaries.

  •
  The notes are redeemable on or after November 1, 2004. Up to 35% of the notes are redeemable on or prior to November 1, 2002, with the net proceeds of a public equity offering.

  •
  The notes and the subsidiary guarantees are general unsecured obligations and rank junior to our and the guarantors' secured obligations and other senior obligations, including any borrowings under our subsidiary's credit facility.

  •
  There is currently no public market for the notes. We do not intend to list the notes on any securities exchange or to include them on any over-the-counter market.

The Offering:

  •
  We issued the notes in June 2000, in an exchange offer registered under the Securities Act of 1933 in which the notes were exchanged for substantially identical notes originally issued in a private offering on November 23, 1999.

  •
  We used the net proceeds of the private offering, together with an equity investment of $132.2 million and borrowings under Merrill Communications LLC's term loan and revolving credit facility, to fund the merger, to pay related fees and expenses and for general corporate purposes.

  •
  We will not receive the proceeds of the sale of the notes offered hereby, but will bear the expenses of registration.

Purpose of this Prospectus:

  •
  This prospectus will be used by Donaldson, Lufkin & Jenrette Securities Corporation in connection with offers and sales in market-making transactions at negotiated prices related to prevailing market prices.

  •
  Donaldson, Lufkin & Jenrette Securities Corporation has advised us that it is currently making a market in the notes; however, it is not obligated to do so and may stop at any time. Donaldson, Lufkin & Jenrette Securities Corporation may act as principal or agent in any such transaction.

  This investment involves risk. See "Risk Factors" beginning on page 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Donaldson, Lufkin & Jenrette Securities Corporation

THIS PROSPECTUS IS DATED         , 2000

[ALTERNATE SECTIONS FOR MARKET-MAKING PROSPECTUS]

No public trading market for the notes exists.

    There is no existing trading market for the notes, and we cannot assure you about the future development of a market for the notes or your ability to sell the notes or the price at which you may be able to sell your notes. If such market were to develop, the notes could trade at prices that may be higher or lower than the initial offering price of the notes depending on many factors, including prevailing interest rates, our operating results and the market for similar securities. Although it is not obligated to do so, Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC") intends to make a market in the notes. Any such market-making activity may be discontinued at any time, for any reason, without notice at the sole discretion of DLJSC. We do not intend to list the notes on any securities exchange or to include them on any over-the-counter market. No assurance can be given as to the liquidity of or the trading market for the notes. DLJSC may be deemed to be our "affiliate" (as defined in the Securities Act) and, as such, may be required to deliver a prospectus in connection with its market-making activities in the notes. Under the registration rights agreement that we signed with DLJSC in connection with the initial sale of the notes, we have agreed to use our reasonable best efforts to file and maintain a registration statement that would allow DLJSC to engage in market-making transactions in the notes for a period ending no sooner than the date on which DLJSC is no longer deemed to be such an "affiliate." We have agreed to bear substantially all the costs and expenses related to this registration.

USE OF PROCEEDS

    This prospectus is delivered in connection with the sale of the notes by DLJSC in market-making transactions. We will not receive any of the proceeds from such transactions.

PLAN OF DISTRIBUTION

    This prospectus is to be used by DLJSC in connection with offers and sales of the notes in market-making transactions effected from time to time. DLJSC may act as a principal or agent in such transactions, including as agent for the counter party when acting as principal or as agent for both counter parties, and may receive compensation in the form of discounts and commissions, including from both counter parties when it acts as agent for both. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices.

    DLJMB, an affiliate of DLJSC, and some of its affiliates beneficially own approximately 59.8% of the Class B common stock of Merrill. Lawrence M. Schloss, Matthew I. Sirovich and James A. Quella, each of which is a principal of DLJMB, are members of the board of directors of Merrill. DLJSC acted as financial advisor to us and as the initial purchaser of the units we sold in connection with our merger with Viking Merger Sub. We paid customary fees to DLJSC as compensation for its services as financial advisor and initial purchaser. DLJ Capital Funding, Inc., an affiliate of DLJ Merchant Banking funds, received customary fees and reimbursement of expenses in connection with the arrangement and syndication of Merrill Communications LLC's credit facility and as a lender under that credit facility. The aggregate amount of all fees paid to the DLJ entities in connection with the merger and the related financings was approximately $15.8 million, plus out-of-pocket expenses.

    Merrill has agreed to engage DLJSC as its exclusive financial and investment banking advisor for a period of five years beginning November 23, 1999. We have agreed to pay DLJSC an annual advisory fee of $300,000. We and our subsidiaries may from time to time enter into other investment banking relationships with DLJSC or one of its affiliates pursuant to which DLJSC or its affiliates will receive customary fees and will be entitled to reimbursement for all related reasonable disbursements and out-of-pocket expenses. We expect that any arrangement will include provisions for the indemnification of DLJSC against a variety of liabilities, including liabilities under the federal securities laws. See "Related Party Relationships and Transactions."

    DLJSC has informed Merrill that it does not intend to confirm sales of the notes to any accounts over which it exercises discretionary authority without the prior specific written approval of such transactions by the customer.

    Merrill has been advised by DLJSC that, subject to applicable laws and regulations, DLJSC currently intends to make a market in the notes. However, DLJSC is not obligated to do so and any such market-making may be interrupted or discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act. There can be no assurance that an active trading market will develop or be sustained. See "Risk Factors—No public trading market for the notes exists."

    DLJSC and Merrill have entered into an A/B exchange registration rights agreement with respect to the use by DLJSC of this prospectus. Under this agreement, Merrill agreed to bear all registration expenses incurred under such agreement, and Merrill agreed to indemnify DLJSC against some liabilities, including liabilities under the Securities Act.

[BACK COVER FOR MARKET-MAKING PROSPECTUS]

12% Series B Senior Subordinated Notes due 2009

PROSPECTUS

Donaldson, Lufkin & Jenrette Securities Corporation

       , 2000

We have not authorized any dealer, salesperson or other person to give you any information other than this prospectus or to make any representation as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make an offer in any jurisdiction. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of Merrill have not changed since the date hereof.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on July 10, 2000.

MERRILL CORPORATION
By:	/s/ JOHN W. CASTRO John W. Castro President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints John W. Castro, Rick R. Atterbury and Steven J. Machov, and each of them, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed on July 10, 2000 by the following persons in the capacities indicated.

Signature	Title

/s/ JOHN W. CASTRO John W. Castro	President, Chief Executive Officer and Director (Principal Executive Officer)
* Rick R. Atterbury	Executive Vice President, Chief Technology Officer and Director
/s/ ROBERT H. NAZARIAN Robert H. Nazarian	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ JAMES A. QUELLA James A. Quella	Director
* Lawrence M. Schloss	Director
/s/ MATTHEW I. SIROVICH Matthew I. Sirovich	Director
/s/ STEVEN J. MACHOV Steven J. Machov	Attorney-in-Fact

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on July 10, 2000.

MERRILL COMMUNICATIONS LLC
By:	/s/ JOHN W. CASTRO John W. Castro President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints John W. Castro, Rick R. Atterbury and Steven J. Machov, and each of them, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed on July 10, 2000 by the following persons in the capacities indicated.

Signature	Title

/s/ JOHN W. CASTRO John W. Castro	President, Chief Executive Officer and Director (Principal Executive Officer)
* Rick R. Atterbury	Vice President and Chief Technology Officer
/s/ ROBERT H. NAZARIAN Robert H. Nazarian	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
/s/ JAMES A. QUELLA James A. Quella	Director
* Lawrence M. Schloss	Director
/s/ MATTHEW I. SIROVICH Matthew I. Sirovich	Director
/s/ STEVEN J. MACHOV Steven J. Machov	Attorney-in-Fact

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on July 10, 2000.

MERRILL REAL ESTATE COMPANY
By:	/s/ JOHN W. CASTRO John W. Castro President and Chief Executive Officer (Principal Executive Officer)

    Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed on July 10, 2000 by the following persons in the capacities indicated.

Signature	Title

/s/ JOHN W. CASTRO John W. Castro	President, Chief Executive Officer and Director (Principal Executive Officer)
* Rick R. Atterbury	Executive Vice President and Director
/s/ ROBERT H. NAZARIAN Robert H. Nazarian	Treasurer (Principal Financial and Accounting Officer)
/s/ STEVEN J. MACHOV Steven J. Machov	Secretary and Director
/s/ STEVEN J. MACHOV Steven J. Machov	Attorney-in-Fact

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on July 10, 2000.

MERRILL/MAGNUS PUBLISHING CORPORATION
By:	/s/ STEVEN J. MACHOV Steven J. Machov President and Secretary (Principal Executive Officer)

    Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed on July 10, 2000 by the following persons in the capacities indicated.

Signature	Title
/s/ STEVEN J. MACHOV Steven J. Machov	President, Secretaty and Director (Principal Executive Officer)
* John W. Castro	Chairman of the Board and Director
* Rick R. Atterbury	Vice President and Director
/s/ ROBERT H. NAZARIAN Robert H. Nazarian	Treasurer and Director (Principal Financial and Accounting Officer)
/s/ STEVEN J. MACHOV Steven J. Machov	Attorney-in-Fact

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on July 10, 2000.

MERRILL/NEW YORK COMPANY
By:	/s/ ROBERT H. NAZARIAN Robert H. Nazarian Treasurer (Principal Financial and Accounting Officer)

    Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed on July 10, 2000 by the following persons in the capacities indicated.

Signature	Title

* B. Michael James	President and Director (Principal Executive Officer)
* John W. Castro	Chairman of the Board and Director
* Rick R. Atterbury	Director
/s/ ROBERT H. NAZARIAN Robert H. Nazarian	Treasurer (Principal Financial and Accounting Officer)
/s/ STEVEN J. MACHOV Steven J. Machov	Attorney-in-Fact

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on July 10, 2000.

MERRILL/MAY INC.
By:	/s/ ROBERT H. NAZARIAN Robert H. Nazarian Treasurer (Principal Financial and Accounting Officer)

    Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed on July 10, 2000 by the following persons in the capacities indicated.

Signature	Title

* Joseph Pettirossi	President (Principal Executive Officer)
/s/ ROBERT H. NAZARIAN Robert H. Nazarian	Treasurer and Director (Principal Financial and Accounting Officer)
* John W. Castro	Director
/s/ STEVEN J. MACHOV Steven J. Machov	Secretary and Director
/s/ STEVEN J. MACHOV Steven J. Machov	Attorney-in-Fact

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on July 10, 2000.

MERRILL/ALTERNATIVES, INC.
By:	/s/ ROBERT H. NAZARIAN Robert H. Nazarian Chief Financial Officer (Principal Financial and Accounting Officer)

    Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed on July 10, 2000 by the following persons in the capacities indicated.

Signature	Title

* Joseph Pettirossi	President and Director (Principal Executive Officer)
/s/ ROBERT H. NAZARIAN Robert H. Nazarian	Chief Financial Officer (Principal Financial and Accounting Officer)
* John W. Castro	Director
/s/ STEVEN J. MACHOV Steven J. Machov	Attorney-in-Fact

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on July 10, 2000.

MERRILL INTERNATIONAL INC.
By:	/s/ ROBERT H. NAZARIAN Robert H. Nazarian Treasurer (Principal Financial and Accounting Officer)

    Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed on July 10, 2000 by the following persons in the capacities indicated.

Signature	Title

* Robert M. Chepak	President (Principal Executive Officer)
/s/ ROBERT H. NAZARIAN Robert H. Nazarian	Treasurer (Principal Financial and Accounting Officer)
* Rick R. Atterbury	Director
/s/ STEVEN J. MACHOV Steven J. Machov	Secretary and Director
* Kathleen A. Larkin	Director
/s/ STEVEN J. MACHOV Steven J. Machov	Attorney-in-Fact

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on July 10, 2000.

FMC RESOURCE MANAGEMENT CORPORATION
By:	/s/ ROBERT H. NAZARIAN Robert H. Nazarian Treasurer (Principal Financial and Accounting Officer)

    Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed on July 10, 2000 by the following persons in the capacities indicated.

Signature	Title

/s/ JOSEPH PETTIROSSI Joseph Pettirossi	Chief Executive Officer and Director (Principal Executive Officer)
/s/ ROBERT H. NAZARIAN Robert H. Nazarian	Treasurer (Principal Financial and Accounting Officer)
* John W. Castro	Director
/s/ STEVEN J. MACHOV Steven J. Machov	Secretary and Director
/s/ STEVEN J. MACHOV Steven J. Machov	Attorney-in-Fact

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on July 10, 2000.

MERRILL TRAINING & TECHNOLOGY, INC.
By:	/s/ JOHN W. CASTRO John W. Castro Chief Executive Officer (Principal Executive Officer)

    Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed on July 10, 2000 by the following persons in the capacities indicated.

Signature	Title

/s/ JOHN W. CASTRO John W. Castro	Chief Executive Officer and Director (Principal Executive Officer)
* Rick R. Atterbury	Vice President and Director
/s/ ROBERT H. NAZARIAN Robert H. Nazarian	Treasurer (Principal Financial and Accounting Officer)
/s/ STEVEN J. MACHOV Steven J. Machov	Secretary and Director
/s/ STEVEN J. MACHOV Steven J. Machov	Attorney-in-Fact

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on July 10, 2000.

MERRILL/GLOBAL, INC.
By:	/s/ ROBERT H. NAZARIAN Robert H. Nazarian Treasurer (Principal Financial and Accounting Officer)

    Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed on July 10, 2000 by the following persons in the capacities indicated.

Signature	Title

/s/ ROBERT M. CHEPAK Robert M. Chepak	President (Principal Executive Officer)
* Rick R. Atterbury	Vice President and Director
/s/ ROBERT H. NAZARIAN Robert H. Nazarian	Treasurer (Principal Financial and Accounting Officer)
/s/ STEVEN J. MACHOV Steven J. Machov	Secretary and Director
* Kathleen A. Larkin	Director
/s/ STEVEN J. MACHOV Steven J. Machov	Attorney-in-Fact

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on July 10, 2000.

MERRILL/EXECUTECH, INC.
By:	/s/ JOHN W. CASTRO John W. Castro President (Principal Executive Officer)

    Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed on July 10, 2000 by the following persons in the capacities indicated.

Signature	Title

/s/ JOHN W. CASTRO John W. Castro	President (Principal Executive Officer)
* Rick R. Atterbury	Vice President and Director
/s/ ROBERT H. NAZARIAN Robert H. Nazarian	Treasurer (Principal Financial and Accounting Officer)
/s/ STEVEN J. MACHOV Steven J. Machov	Secretary and Director
/s/ STEVEN J. MACHOV Steven J. Machov	Attorney-in-Fact

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EXPLANATORY NOTE
USE OF PROCEEDS
PLAN OF DISTRIBUTION
SIGNATURES
POWER OF ATTORNEY
POWER OF ATTORNEY